UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

MOTOS AMERICA INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3131 W 2210 S Suite C
Salt Lake City, Utah 84119

(Address of principal executive offices)

801 386 6700

(Issuer’s Telephone Number)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.001	MTAM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entering into a Material Definitive Agreement

On January 1, 2024, Motos America Inc. (the "Company") entered into a material definitive agreement (the "Management Agreement") with Hattar Motorcycles Inc., a California Corporation, dba Marin Speed Shop; NGCW Inc., a California Corporation, dba Scuderia West; Rockridge East Bay, LLC, a California Limited Liability Company, dba Rockridge Two Wheels; Cleveland Motor Holdings, LLC, a Washington Limited Liability Company, dba Triumph of Seattle dba The Wick Coffee Shop; and Triumph Brooklyn, LLC, a New York Limited Liability Company, dba Triumph Brooklyn; (each individually, a “Counterparty” and collectively, the "Counterparties"), pursuant to which the Company shall provide management services for multiple motorcycle dealerships owned by the Counterparties (the "Dealerships").

Under the terms of the Management Agreement, the Company shall be responsible for the day-to-day operations, management, and administration of the Dealerships, including but not limited to, sales, marketing, staffing, and financial management. The Management Agreement commenced on January 1, 2024 and shall continue until the Dealerships are acquired by the Company unless terminated earlier in accordance with its terms.

Additionally, the Company entered into asset purchase agreements (the "Asset Purchase Agreements") with the Counterparties to purchase the Dealerships in the future. The following is a list of the dates when the Asset Purchase Agreement for each Counterparty was executed with a future closing date to be determined:

January 29, 2024 - Hattar Motorcycles Inc., a California Corporation, dba Marin Speed Shop;

January 31, 2024 - Rockridge East Bay, LLC, a California Limited Liability Company, dba Rockridge Two Wheels;

February 1, 2024 - NGCW Inc., a California Corporation, dba Scuderia West;

February 8, 2024 - Cleveland Motor Holdings, LLC, a Washington Limited Liability Company, dba Triumph of Seattle dba The Wick Coffee Shop; and,

February 13, 2024 - Triumph Brooklyn, LLC, a New York Limited Liability Company, dba Triumph Brooklyn.

Pursuant to the terms of the Asset Purchase Agreements, the Company shall acquire all assets, properties, rights, and liabilities associated with the Dealerships, unless specifically excluded therein, upon the satisfaction of certain conditions precedent, including regulatory approvals and the fulfillment of specified closing conditions.

The Company believes that the execution of the Management Agreement and the entry into the Asset Purchase Agreements represent strategic initiatives that will enhance its operational capabilities and further its growth objectives in the motorcycle dealership industry.

Further, on January 1, 2024, the Company completed a Membership Interest Purchase Agreement to purchase 100% of the membership interests in a Utah limited liability company, New Start Financial, LLC (“New Start”). New Start is a financial services company that the Company believes will complement its growing business model and allow it to begin to offer in-house motorcycle financing to its customers at all dealerships.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2023, the majority of its stockholders voted to increase the number of directors on the board of directors (the "Board") from four (4) to Seven (7).

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Additionally, the majority of the Company's stockholders voted to elect three (3) new directors to the Board. The following individuals were elected as directors:

David Ibarra

Brent Sloan

K. O. Murdock

Each of the newly elected directors will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified.

In addition, the following directors were re-elected for another year:

Vance B. Harrison

Terina Liddiard

Brent Brown

Jennifer Danielson

The Board also elected Brent Brown, David Ibarra and Jennifer Danielson to the Compensation Committee and Brent Sloan, David Ibarra, and Jennifer Danielson to the Audit Committee.

As a result of the foregoing, the composition of the Board has been expanded, and the Company welcomes the expertise and experience that the newly elected directors bring to the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated March 23, 2024
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, hereunto duly authorized.

Motos America Inc.
(Registrant)

Dated: March 23, 2024	By	/s/ Vance Harrison
Vance Harrison Chief Executive Officer and Chairman of the Board

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